Exhibit g 2 a

First Amendment to Amended and Restated Master Delegation Agreement

This First Amendment to Amended and Restated Master Delegation Agreement (the “Amendment”) is made and entered into as of April 29, 2011 by and among each registered investment company identified on the signature page hereto (each such registered investment company shall hereinafter be referred to as a “Fund” and collectively the “Funds”), and, and State Street Bank and Trust Company, a Massachusetts trust company (the “Delegate”).

Witnesseth:

Whereas, the Funds and the Delegate are parties to that certain Amended and Restated Master Delegation Agreement dated as of January 1, 2011 (the “Agreement”); and

Whereas, effective April 29, 2011, one of the Funds, MainStay VP Series Fund, Inc., a Maryland corporation, will be reorganized into MainStay VP Funds Trust, a Delaware statutory trust; and

Whereas, the Funds and the Delegate desire to amend the Agreement to reflect the reorganization.

Now Therefore, for and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Funds and the Delegate hereby agree as follows:

1.	As of the date hereof, MainStay VP Series Fund, Inc. will cease to be a party to the Agreement.

2.	As of the date hereof, the Delegate will act as delegate under the terms of the Agreement for MainStay VP Funds Trust.

3.	Each Fund and the Delegate hereby confirms its representations and warranties set forth in Section 3 of the Agreement.

4.	Appendix A to the Agreement shall be replaced in its entirety by the Appendix A dated April 29, 2011 attached hereto.

5.	This Amendment is intended to modify and amend the Agreement and the terms of this Amendment and the Agreement are to be construed to be cumulative and not exclusive of each other. Except as provided herein, the Agreement is hereby ratified and confirmed and remains in full force and effect.

1

Exhibit g 2 a

In Witness Whereof, the parties have caused this Amendment to be executed by their duly authorized officers to be effective as of the date first above written.

ECLIPSE FUNDS

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title:   President

ECLIPSE FUNDS INC.

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title:   President

THE MAINSTAY FUNDS

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title:   President

MAINSTAY VP FUNDS TRUST

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title:   President

MAINSTAY FUNDS TRUST

By: /s/ Stephen P. Fisher

Name: Stephen P. Fisher

Title:   President

STATE STREET BANK AND TRUST COMPANY

By: /s/ Michael F. Rogers_____

Name: Michael F. Rogers

Title:   Executive Vice President

2

Exhibit g 2 a

Appendix A

to the

Amended and Restated Master Delegation Agreement

(as of April 29, 2011)

Fund	Portfolio
The MainStay Funds

MainStay Common Stock Fund

MainStay Convertible Fund
MainStay Flexible Bond Opportunities Fund
MainStay Equity Index Fund
MainStay Global High Income Fund
MainStay Government Fund
MainStay High Yield Corporate Bond Fund

MainStay Income Builder Fund

MainStay International Equity Fund
MainStay Large Cap Growth Fund
MainStay MAP Fund
MainStay Money Market Fund

MainStay Principal Preservation Fund
MainStay Tax Free Bond Fund

Eclipse Funds	MainStay Balanced Fund MainStay U.S. Small Cap Fund
Eclipse Funds Inc.	MainStay High Yield Opportunities Fund

3

Exhibit g 2 a

MainStay VP Funds Trust

MainStay VP Balanced Portfolio
MainStay VP Bond Portfolio
MainStay VP Cash Management Portfolio
MainStay VP Common Stock Portfolio
MainStay VP Conservative Allocation Portfolio
MainStay VP Convertible Portfolio

MainStay Flexible Bond Opportunities Portfolio

MainStay VP Floating Rate Portfolio
MainStay VP Government Portfolio
MainStay VP Growth Allocation Portfolio

MainStay VP Growth Equity Portfolio
MainStay VP High Yield Corporate Bond Portfolio

MainStay VP ICAP Select Equity Portfolio

MainStay VP Income Builder Portfolio
MainStay VP International Equity Portfolio
MainStay VP Large Cap Growth Portfolio
MainStay VP Mid Cap Core Portfolio
MainStay VP Moderate Allocation Portfolio
MainStay VP Moderate Growth Allocation Portfolio
MainStay VP S&P 500 Index Portfolio
MainStay VP U.S. Small Cap Portfolio

4

Exhibit g 2 a

MainStay Funds Trust

MainStay Cash Reserves Fund

MainStay Conservative Allocation Fund
MainStay Epoch U.S. All Cap Fund

MainStay Epoch U.S. Equity Fund

MainStay Epoch Global Choice Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Small Cap Fund

MainStay Floating Rate Fund
MainStay Growth Allocation Fund

MainStay Growth Equity Fund

MainStay High Yield Municipal Bond Fund
MainStay ICAP Equity Fund

MainStay ICAP Global Fund

MainStay ICAP International Fund

MainStay ICAP Select Equity Fund

MainStay Indexed Bond Fund
MainStay Intermediate Term Bond Fund
MainStay Moderate Allocation Fund
MainStay Moderate Growth Allocation Fund
MainStay Retirement 2010 Fund
MainStay Retirement 2020 Fund
MainStay Retirement 2030 Fund
MainStay Retirement 2040 Fund
MainStay Retirement 2050 Fund

MainStay S&P 500 Index Fund

MainStay Short Term Bond Fund
MainStay 130/30 Core Fund
MainStay 130/30 Growth Fund

MainStay 130/30 International Fund

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